November 7, 2022

KWESST Micro Systems Inc.

155 Terence Matthews Crescent,

Unit #1, Ottawa, Ontario, K2M 2A8

Re: KWESST Micro Systems Inc.

 Registration Statement on Form F-1 (File No. 333-266897)

Ladies and Gentlemen:

We have acted as British Columbia counsel to KWESST Micro Systems Inc., a corporation formed under the laws of British Columbia (the "Corporation"), in connection with the preparation of a Registration Statement on Form F-1, as amended from time to time, (the "Registration Statement") under the United States Securities Act of 1933, as amended (the "Securities Act").  The Registration Statement relates to, among other securities, the issuance and sale (the "Offering"), pursuant to the prospectus which forms part of the Registration Statement and a final prospectus to be filed by the Corporation, of an aggregate of up to US$13,225,000 of:

  common units of the Corporation (each, a "Common Unit"), each such Common Unit consisting of one common share of the Corporation, no par value per share (each, a "Common Unit Share") and one warrant of the Corporation (each, a "Warrant"), with each such Warrant entitling the holder to purchase one common share in the capital of the Corporation (each, a "Warrant Share") at an exercise price equal to 125% of the public offering price of one Common Unit, and expire five years from date of issuance; and/or pre-funded units of the Corporation (each, a "Pre-funded Unit"), each such Pre-funded Unit consisting of one pre-funded warrant (each, a "Pre-funded Warrant") to purchase one common share  in the capital of the Corporation (each, a "Pre-funded Warrant Share") at an exercise price of US$0.01 per share, and one Warrant, including:

  common shares in the capital of the Corporation (each, an "Over-allotment Share"), representing up to 15% of the Common Unit Shares sold in the Offering; and/or pre-funded warrants of the Corporation (each, an "Over-allotment Pre-funded Warrant"), representing up to 15% of the Pre-funded Warrants sold in the Offering, each to purchase one common share in the capital of the Corporation (each, an "Over-allotment Pre-funded Warrant Share") at an exercise price of US$0.01 per share exercisable at any time; and/or warrants of the Corporation (each, an "Over-allotment Warrant"), representing up to 15% of the Warrants sold in the Offering, each to purchase one common share in the capital of the Corporation (each, an "Over-allotment Warrant Share"), at an exercise price equal to 125% of the public offering price of one Common Unit, and expire five years from date of issuance, in respect of the exercise of a 45-day over-allotment option granted by the Corporation to ThinkEquity LLC, as representative (the "Representative") of the several underwriters (the "Underwriters") named in Schedule I to the Underwriting Agreement (as defined below).

In addition, the Corporation has agreed to issue to the Representative, as compensation for its services pursuant to terms of an underwriting agreement by and between the Corporation and the Representative (the "Underwriting Agreement"), substantially in the form filed as Exhibit 1.1 to the Registration Statement, warrants of the Corporation (the "Representative Warrants"), representing up to 5% of the aggregate number of Common Unit Shares (or Pre-funded Warrants in lieu of Common Unit Shares) sold in the Offering to purchase up to the same number of common shares in the capital of the Corporation (each, a "Representative Warrant Share", and together with the Common Unit Shares, the Warrant Shares, the Pre-funded Warrant Shares, the Over-allotment Shares, the Over-allotment Pre-funded Warrant Shares and the Over-allotment Warrant Shares, the "Underlying Shares"), exercisable at an exercise price equal to 125% of the public offering price of one Common Unit which expire five  years from the date of issuance.

In rendering our opinions set forth below, we have assumed: (a) the authenticity of all documents submitted to us as originals, (b) the genuineness of all signatures, (c) the conformity to the authentic of all documents submitted to us as copies and the authenticity of the originals thereof, (d) that all facts, information, representation and warranties set forth in the records, documents and certificates we have reviewed , including official public records and certificates and other documents supplied by public officials or otherwise conveyed to us by public officials, (e) the due authorization, execution and delivery of all documents by all parties, other than the Corporation, and the validity, binding effect and enforceability thereof, (f) the legal capacity for all purposes relevant hereto of all natural persons, and (g) the issue price and exercise price, as applicable, for each Common Unit, Pre-funded Unit, Warrant, Pre-funded Warrant, Over-allotment Pre-funded Warrant, Over-allotment Warrant, Representative Warrant and Underlying Share will be set by the board of directors of the Corporation (the "Board") or the person, persons or committee duly authorized by the Board, prior to the issuance of any such Common Unit, Pre-funded Unit, Common Unit Warrant, Pre-funded Warrant, Warrant, Over-allotment Pre-funded Warrant, Over-allotment Warrant, Representative Warrant and Underlying Share in accordance with the Business Corporations Act (British Columbia), the Articles and any applicable resolution or authorization of the Board duly authorizing such person, persons or committee, as applicable, (the "Pricing Resolutions").

As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Corporation and others and of public officials.  In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Corporation, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, the validity and binding effect on all such parties. In our capacity as counsel to the Corporation in connection with the registration of the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Corporation in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of the Applicable Law (as defined below), in the manner presently proposed.

We are qualified to practice law in the Province of British Columbia, and our opinion herein is limited to the statutes and regulations of the Province of British Columbia and the federal laws of Canada applicable therein now in effect (the "Applicable Law"). We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof. We assume no obligation to revise or supplement this opinion should any applicable laws be changed subsequent to the date hereof by legislative action, judicial decision or otherwise or if there is a change in any fact or facts after the date hereof. Where our opinion refers to any of the securities or shares as being "fully paid and non-assessable", no opinion is expressed as to actual receipt by the Corporation of the consideration for the issuance of such shares or as to the adequacy of any consideration received.

Based on and subject to the foregoing assumptions and qualifications we are of the opinion that:

1. When issued and paid for, in such amount as shall be determined pursuant to the Pricing Resolutions, as contemplated in the Registration Statement in accordance with the terms of the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, the Common Units and the Pre-funded Units will be duly authorized.

2. When issued and paid for, in such amount as shall be determined pursuant to the Pricing Resolutions, as contemplated in the Registration Statement in accordance with the terms of the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, the Underlying Shares will be validly issued as fully paid and non-assessable common shares in the capital of the Corporation.

We hereby consent to the use of our name in, and the filing of this opinion as an exhibit to, the Registration Statement, and to the reference to our firm under the headings "Legal Matters" and "Advisors" in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under the Securities Act or the rules and regulations promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in Applicable Law.

Yours truly,

/s/ Fasken Martineau DuMoulin LLP